                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           DOW JONES & COMPANY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO DOW JONES]                        Notice of 1999
                                        Annual Meeting and
                                        Proxy Statement



                                        Dow Jones & Company

Dow Jones & Company, Inc.
200 Liberty Street, New York, New York 10281

To Our Stockholders:

You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Dow Jones & Company, Inc., which will be held on Wednesday, April 21, 1999 at 11:00 a.m. at:

                             Windows on the World--106th Floor
                             One World Trade Center
                             New York, New York

Discussions of Company affairs at past Annual Meetings have generally been in-teresting and useful. I hope you will be able to attend.

This year, you are being asked to act upon the election of five directors, the approval of the appointment of PricewaterhouseCoopers LLP and two stockholder proposals. These matters are discussed in greater detail in the accompanying proxy statement.

The Board of Directors recommends a vote FOR the election of directors, FOR the approval of the appointment of PricewaterhouseCoopers LLP and AGAINST each of the two stockholder proposals.

Regardless of the number of shares you own and whether or not you plan to at-tend, it is important that your shares are represented and voted at the meet-ing. You are requested to sign, date and return the enclosed proxy promptly. If you do attend the Annual Meeting, you may still vote in person if you so desire.

Sincerely yours,


/s/ Peter R. Kann

Peter R. Kann
Chairman of the Board

March 22, 1999

Dow Jones & Company, Inc.
200 Liberty Street, New York, New York 10281

Notice of 1999 Annual Meeting of Stockholders to be held Wednesday, April 21, 1999

To the Stockholders of
DOW JONES & COMPANY, INC.

NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of Dow Jones & Company, Inc. will be held at Windows on the World--106th Floor, One World Trade Center, New York, New York on Wednesday, April 21, 1999 at 11:00 a.m. for the purposes of:

 1. Electing five directors to hold office until 2002;

 2. Approving the appointment of PricewaterhouseCoopers LLP, independent cer-tified public accountants, as auditors for 1999;

 3. Acting upon a stockholder proposal to establish cumulative voting in the election of directors;

 4. Acting upon a stockholder proposal to establish one-year terms for direc-tors; and

 5. Transacting such other business as may properly come before the meeting.

 Your attention is directed to the accompanying proxy statement for further information with respect to the matters to be acted upon at the meeting.

 Stockholders of record at the close of business on February 26, 1999 are en-titled to notice of and to vote at the meeting. A list of such stockholders will be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten days prior to the meeting at the Company's of-fices, 200 Liberty Street, New York, New York.

 Stockholders are requested to complete, date, sign and return the enclosed proxy in the enclosed postage prepaid envelope. Until your proxy is voted you may revoke it by delivery to the Company of a subsequently executed proxy or a written notice of revocation. Your prompt response will be appreciated.

By order of the Board of Directors,

/s/ Peter G. Skinner

Peter G. Skinner
Secretary

March 22, 1999

Dow Jones & Company, Inc.
200 Liberty Street, New York, New York 10281

Proxy Statement

1999 Annual Meeting of Stockholders to be held Wednesday, April 21, 1999

Solicitation and Revocation of Proxies
This proxy statement is furnished in connection with the solicitation on be-half of the Board of Directors of Dow Jones & Company, Inc. of proxies for use at the Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, April 21, 1999 at Windows on the World--106th floor, One World Trade Center, New York, New York for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. If the enclosed proxy is executed and re-turned, all shares represented thereby will be voted. Each proxy will be voted in accordance with the stockholder's instructions with respect to (i) the election of directors, (ii) approving the appointment of PricewaterhouseCoopers LLP as auditors for 1999, (iii) acting upon a stock-holder proposal to establish cumulative voting in the election of directors and (iv) acting upon a stockholder proposal to establish one-year terms for directors. If no such instructions are specified, the proxies will be voted FOR the election of each person nominated for election as a director, FOR ap-proving the appointment of PricewaterhouseCoopers LLP and AGAINST each of the two stockholder proposals. Until a proxy is voted it may be revoked by a stockholder by delivery to the Secretary of the Company at the above address of a subsequently executed proxy or a written notice of revocation. The cost of preparing and mailing this proxy statement and proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company by mail, telephone and personal solicitation, and no additional compensation will be paid to such individuals. The Company may also reimburse brokers and other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock. In addition, the Company has retained D.F. King & Co., Inc., 77 Water Street, New York, New York 10005 to aid in the solicitation of proxies by mail, telephone, telecopy and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company's Common Stock and Class B Common Stock. For these services, the Com-pany will pay D.F. King & Co., Inc. a fee of $10,000, plus expenses.
              ---------------------------------------------------

Common Stock Outstanding
At the close of business on February 26, 1999 there were outstanding and enti-tled to vote 70,563,447 shares of Common Stock and 20,862,873 shares of Class B Common Stock of the Company. Each share of Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes. The Common Stock, voting separately as a class, is entitled to elect two directors to be elected at the meeting to serve a three-year term expiring in 2002. The Common Stock and the Class B Common Stock vote together with respect to the election of three directors to be elected at the meeting to serve a three-year term ex-piring in 2002 and all other matters submitted to the stockholders.

Security Ownership of Certain Beneficial Owners
The following table sets forth information, as of December 31, 1998, with re-spect to the number of shares of Common Stock and Class B Common Stock owned by the only persons who were known by the Company to own beneficially more than 5% of the outstanding Common Stock or Class B Common Stock.

                                             Shares
                                          Beneficially
Name and Address of Beneficial Owner        Owned(a)        Percent of Class
----------------------------------------------------------------------------
Christopher Bancroft                  Common   4,327,405(b)       6.1%
   c/o Holme Roberts & Owen LLP       Class B  3,820,360(b)      18.3%
   1700 Lincoln Street
   Denver, Colorado 80203
----------------------------------------------------------------------------
Capital Research & Management Co.     Common   7,057,600(c)      10.0%
   333 South Hope Street
   Los Angeles, California 90071
----------------------------------------------------------------------------
Judson W. Detrick                     Common   3,129,572(d)       4.4%
   Holme Roberts & Owen LLP           Class B  2,266,261(d)      10.9%
   1700 Lincoln Street
   Denver, Colorado 80203
----------------------------------------------------------------------------
Michael B. Elefante                   Common   2,956,246(d)       4.2%
   Hemenway & Barnes                  Class B  1,687,468(d)       8.1%
   60 State Street
   Boston, Massachusetts 02109
----------------------------------------------------------------------------
Timothy F. Fidgeon                    Common   1,627,745(d)       2.3%
   Hemenway & Barnes                  Class B  2,160,563(d)      10.4%
   60 State Street
   Boston, Massachusetts 02109
----------------------------------------------------------------------------
Franklin Mutual Advisers, Inc.        Common   3,678,100(e)       5.2%
   51 John F. Kennedy Parkway
   Short Hills, New Jersey 07078
----------------------------------------------------------------------------
Roy A. Hammer                         Common  11,044,159(d)      15.7%
   Hemenway & Barnes                  Class B  8,454,482(d)      40.5%
   60 State Street
   Boston, Massachusetts 02109
----------------------------------------------------------------------------
Paul D. Holleman                      Common   3,130,172(d)       4.4%
   Holme Roberts & Owen LLP           Class B  2,266,211(d)      10.9%
   1700 Lincoln Street
   Denver, Colorado 80203
----------------------------------------------------------------------------
Jane C. MacElree                      Common   6,364,471(f)       9.0%
   c/o Hemenway & Barnes              Class B  3,889,496(f)      18.6%
   60 State Street
   Boston, Massachusetts 02109
----------------------------------------------------------------------------
Rod B. MacLeod                        Common   2,685,533(d)       3.8%
   MacLeod & McGinness                Class B  1,380,196(d)       6.6%
   1800 Second Street, Suite 971
   Sarasota, Florida 34236
----------------------------------------------------------------------------

                                             Shares
                                          Beneficially
Name and Address of Beneficial Owner        Owned(a)       Percent of Class
---------------------------------------------------------------------------
James H. Ottaway, Sr.                 Common  2,636,621(g)       3.7%
Ruth B. Ottaway                       Class B 1,679,014(g)       8.0%
James H. Ottaway, Jr.
David B. Ottaway
Ruth Ottaway Sherer
   c/o Ottaway Newspapers, Inc.
   Post Office Box 401
   Campbell Hall, New York 10916
---------------------------------------------------------------------------
Lawrence T. Perera                    Common  4,060,550(d)       5.8%
   Hemenway & Barnes                  Class B 3,477,000(d)      16.7%
   60 State Street
   Boston, Massachusetts 02109
---------------------------------------------------------------------------
Michael J. Puzo                       Common    906,474(d)       1.3%
   Hemenway & Barnes                  Class B 1,899,488(d)       9.1%
   60 State Street
   Boston, Massachusetts 02109
---------------------------------------------------------------------------
Thomas A. Richardson                  Common  3,024,572(d)       4.3%
   Holme Roberts & Owen LLP           Class B 1,928,331(d)       9.2%
   1700 Lincoln Street
   Denver, Colorado 80203
---------------------------------------------------------------------------
George T. Shaw                        Common    892,328(d)       1.3%
   Hemenway & Barnes                  Class B 1,084,398(d)       5.2%
   60 State Street
   Boston, Massachusetts 02109
---------------------------------------------------------------------------
State Street Bank & Trust Company     Common  5,849,317(h)       8.3%
   225 Franklin Street                Class B 3,226,336(h)      15.5%
   Boston, Massachusetts 02110
---------------------------------------------------------------------------
Elizabeth Steele                      Common  3,904,798(d)       5.5%
   c/o Hemenway & Barnes              Class B 2,144,949(d)      10.3%
   60 State Street
   Boston, Massachusetts 02109
---------------------------------------------------------------------------
Bayne Stevenson                       Common  3,302,549(d)       4.7%
   c/o Hemenway & Barnes              Class B 1,736,495(d)       8.3%
   60 State Street
   Boston, Massachusetts 02109
---------------------------------------------------------------------------

(a) Except as otherwise indicated, the beneficial owner has sole voting and investment power.

(b) Includes 4,060,000 shares of Common Stock and 3,477,000 shares of Class B Common Stock held by Mr. Bancroft as trustee, as to which he shares voting and investment power with other trustees, including Messrs. Hammer and Perera. Also includes 267,405 shares of Common Stock and 343,360 shares of Class B Common Stock held by Mr. Bancroft as trustee of a revocable trust, as to which he shares voting and investment power with other trustees, including Messrs. Holleman, Richardson and Detrick. Mr. Bancroft could acquire sole voting and investment power over such shares if he were to revoke the trust.

(c) Capital Research & Management Co. held all of these shares as an invest-ment adviser and had sole investment power over all of these shares and no voting power over any of these shares.

(d) Includes shares held as trustee, as to which voting and investment power is shared with other trustees (including other persons named above), by the following persons, each of whom disclaims beneficial ownership of such shares; Mr. Detrick--3,129,572 shares of common stock; and 2,266,211 shares of Class B Common Stock; Mr. Elefante--2,956,246 shares of Common Stock and 1,687,468 shares of Class B Common Stock; Mr. Fidgeon--1,627,745 shares of Common Stock and 2,160,563 shares of Class B Common Stock; Mr. Ham-mer--11,044,009 shares of Common Stock and 8,454,482 shares of Class B Common Stock; Mr. Holleman--3,129,572 shares of Common Stock and 2,266,211 shares of Class B Common Stock; Mr. MacLeod--2,685,533 shares of Common Stock and 1,380,196 shares of Class B Common Stock; Mr. Perera--4,060,550 shares of Com-mon Stock and 3,477,000 shares of Class B Common Stock; Mr. Puzo--906,474 shares of Common Stock and 1,899,488 shares of Class B Common Stock; Mr. Rich-ardson--3,024,572 shares of Common Stock and 1,928,331 shares of Class B Com-mon Stock; Mr. Shaw--892,328 shares of Common Stock and 1,084,398 shares of Class B Common Stock; Ms. Steele--3,904,798 shares of Common Stock and 2,144,949 shares of Class B Common Stock; and Mr. Stevenson--3,283,118 shares of Common Stock and 1,727,697 shares of Class B Common Stock. Also includes 150 shares of Common Stock held by a revocable trust for the benefit of Mr. Hammer, as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 600 shares of Common Stock held by Mr. Holleman as trustee, as to which Mr. Holleman has sole voting and investment power.

(e) Franklin Mutual Advisers, Inc. held all of these shares as an investment adviser and had sole voting and investment power over all of these shares.

(f) Includes 5,482,471 shares of Common Stock and 3,348,848 shares of Class B Common Stock held by Mrs. MacElree as trustee, as to which she shares voting and investment power with other trustees, including Mr. Elefante with respect to 2,705,000 shares of Common Stock and 1,440,250 shares of Class B Common Stock; Mr. Hammer with respect to 2,730,400 shares of Common Stock and 1,746,733 shares of Class B Common Stock; Mr. Puzo with respect to 46,900 shares of Common Stock and 161,800 shares of Class B Common Stock; and Mr. Shaw with respect to 14,400 shares of Common Stock and 394,683 shares of Class B Common Stock. Also includes 807,745 shares of Common Stock and 539,063 shares of Class B Common Stock held by Mrs. MacElree as trustee of a revocable trust, as to which she shares voting and investment power with other trustees, including Messrs. Fidgeon and Shaw. Mrs. MacElree could acquire sole voting and investment power over such shares if she were to revoke the trust.

(g) All of these shares have been deposited in a voting trust by various Otta-way family trusts, individual members of the Ottaway family and a private in-vestment company owned by members of the Ottaway family. The voting trustees under the voting trust are James H. Ottaway, Sr., his wife, Ruth B. Ottaway, and their adult children, James H. Ottaway, Jr., David B. Ottaway and Ruth Ot-taway Sherer. The voting trust will remain in effect until January 27, 2003, but shares may be withdrawn from the voting trust prior thereto. As of January 21, 1999, each of James H. Ottaway, Sr., Ruth B. Ottaway and David B. Ottaway beneficially owned 2,636,621 shares of Common Stock and 1,679,014 shares of Class B Common Stock. As of January 21, 1999, Ruth Ottaway Sherer beneficially owned 2,808,791 shares of Common Stock (4.0%) and 1,716,203 shares of Class B Common Stock (8.2%). As of January 21, 1999, James H. Ottaway, Jr. benefi-cially owned 2,715,279 shares of Common Stock (includes 73,582 shares subject to options) and 1,679,014 shares of Class B Common Stock. Each of the forego-ing persons is deemed the beneficial owner of the shares held in the voting trust described above and, accordingly, each of the foregoing figures includes such shares. In addition, various other shares are also included more than once in the foregoing figures as a result of other shared ownership arrange-ments. Each of James H. Ottaway, Sr., Ruth B. Ottaway, James H. Ottaway, Jr., David B. Ottaway and Ruth Ottaway Sherer shares voting power over 2,636,621 shares of Common Stock and 1,679,014 shares of Class B Common Stock and in-vestment power over 35,000 shares of Common Stock and 1,540 shares of Class B Common Stock. Ruth Ottaway Sherer has sole voting and investment power over 172,170 shares of Common Stock and 37,189 shares of Class B Common Stock.

(h) State Street Bank & Trust Company held all of these shares as trustee, disclaimed beneficial ownership of them and shared voting and investment power with persons named above as to 3,938,605 shares of Common Stock and 2,763,143 shares of Class B Common Stock.

Security Ownership of Directors and Management
The following table sets forth information as of January 21, 1999, with re-spect to the number of shares of Common Stock and Class B Common Stock owned by each director and nominee for director, the five most highly compensated executive officers, and all di-rectors, nominees and executive officers as a group.

                                 Shares Beneficially  Percent of Common Stock
Name                                   Owned(1)        Class(2)  Equivalents(3)
-------------------------------------------------------------------------------
Rand V. Araskog                    Common       8,000     *         24,491
                                 Class B          700     *
-------------------------------------------------------------------------------
Jerome H. Bailey                   Common      20,000     *          1,272
                                 Class B          --      *
-------------------------------------------------------------------------------
Christopher Bancroft (5) (6)
 (7)                               Common   4,327,405     6.1%         909
                                 Class B    3,820,360    18.3%
-------------------------------------------------------------------------------
Kenneth L. Burenga (4)             Common     143,010     *            --
                                 Class B        3,015     *
-------------------------------------------------------------------------------
William C. Cox, Jr. (5) (6) (8)    Common     192,071     *          1,748
                                 Class B      639,061     3.1%
-------------------------------------------------------------------------------
Harvey Golub                       Common       2,000     *          2,219
                                 Class B          --      *
-------------------------------------------------------------------------------
Roy A. Hammer (6) (9)              Common  11,044,159    15.7%          69
                                 Class B    8,454,482    40.5%
-------------------------------------------------------------------------------
Leslie Hill (5) (6) (10)           Common     117,821     *          1,071
                                 Class B       69,573     *
-------------------------------------------------------------------------------
Irvine O. Hockaday, Jr.            Common       3,000     *          5,180
                                 Class B          --      *
-------------------------------------------------------------------------------
Vernon E. Jordan, Jr.              Common         274     *          7,545
                                 Class B          105     *
-------------------------------------------------------------------------------
Peter R. Kann (4)                  Common     268,884     *          5,613
                                 Class B        4,027     *
-------------------------------------------------------------------------------
David K.P. Li                      Common       8,030     *          7,923
                                 Class B          --      *
-------------------------------------------------------------------------------
Jane C. MacElree (5) (6) (11)      Common   6,364,471     9.0%         730
                                 Class B    3,889,496    18.6%
-------------------------------------------------------------------------------
M. Peter McPherson                 Common         --      *            853
                                 Class B          --      *
-------------------------------------------------------------------------------
Frank N. Newman                    Common         500     *            730
                                 Class B          --      *
-------------------------------------------------------------------------------
James H. Ottaway, Jr. (12)         Common   2,715,279     3.8%         --
                                 Class B    1,679,014     8.0%
-------------------------------------------------------------------------------
Peter G. Skinner (4)               Common      80,857     *            --
                                 Class B          --      *
-------------------------------------------------------------------------------
William C. Steere, Jr.             Common       1,000     *          2,285
                                 Class B          --      *
-------------------------------------------------------------------------------
All directors and executive
 officers                          Common  25,342,999    35.9%      65,700
 as a group (21 persons) (13)    Class B   18,559,833    89.0%
-------------------------------------------------------------------------------

(1) Except as otherwise indicated, the beneficial owner has sole voting and investment power. Includes shares of Common Stock subject to options exercis-able within 60 days after January 21, 1999 held by: Mr. Burenga (117,282 shares), Mr. Cox (22,930 shares), Mr. Kann (182,016 shares), Mr. Ottaway (73,582 shares) and Mr. Skinner (69,767 shares).

(2) For purposes of computing the percentages above, the number of shares of Common Stock outstanding includes any shares which may be acquired by the named person within 60 days after January 21, 1999. An asterisk under the col-umn "Percent of Class" indicates that the named person beneficially owns less than one percent of the shares of Common Stock or Class B Common Stock out-standing.

(3) Under the directors' deferred stock equivalent compensation plan, each non-employee director was credited with $20,000 worth of stock equivalents for 1998. Certain directors have elected to defer receipt of some or all of their fees payable in cash and have invested such deferred amounts in stock equiva-lents. Amounts previously accrued under the terminated retirement plan for non-employee directors by directors who continued to serve on the Board after the 1997 Annual Meeting were added to such directors' deferred compensation accounts and certain directors have elected to invest such accrued amounts in stock equivalents. (See page 11 for additional information regarding direc-tors' stock equivalents.) Also, certain executive officers have elected to have the amounts allocated to their accounts under the Supplementary Benefit Plan (see footnote (3) of the Summary Compensation Table on page 12) deemed to be invested in stock equivalents.

(4) Includes shares owned by, or jointly with, spouses, as follows: Mr. Bai-ley--20,000 shares of Common Stock owned jointly with his spouse; Mr. Burenga--7,522 shares of Common Stock and 1,292 shares of Class B Common Stock owned by his spouse; Mr. Kann--8,910 shares of Common Stock and 124 shares of Class B Common Stock owned by his spouse; Mr. Skinner--4,012 shares of Common Stock owned jointly with his spouse. Includes, with respect to Mr. Kann, 39,469 shares of Common Stock, subject to options exercisable within 60 days after January 21, 1999 held by his spouse. Mr. Burenga shares voting and in-vestment power with his spouse as to those shares owned by her. Mr. Kann dis-claims beneficial ownership of the shares owned by his spouse. Messrs. Skinner and Bailey share voting and investment power with their spouses as to those shares owned jointly.

(5) Mr. Cox is the brother of Mrs. MacElree. Mr. Cox and Mrs. MacElree are first cousins of Mr. Bancroft. Ms. Hill is the daughter of Mrs. MacElree.

(6) As of January 1, 1999, Mr. Cox, Mr. Bancroft, Mrs. MacElree and Ms. Hill, certain of their relatives, and certain trusts and charitable organizations established by them, including trusts for which Mr. Hammer serves as trustee, owned beneficially a total of 21,705,685 shares (31%) of the outstanding Com-mon Stock and 16,788,565 shares (80%) of the outstanding Class B Common Stock. Such shares account for approximately 68% of the votes represented by the out-standing Common Stock and Class B Common Stock. Mr. Cox, Mr. Bancroft,
Mrs. MacElree and Ms. Hill, trusts as to which they or certain of their rela-tives are trustees or have beneficial or reversionary interests, and the trustees of such trusts (including Mr. Hammer), may be considered in control of the Company and therefore its "parent."

(7) Includes 267,405 shares of Common Stock and 343,360 shares of Class B Com-mon Stock held by Mr. Bancroft as trustee of a revocable trust, as to which he shares voting and investment power with other trustees and as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 4,060,000 shares of Common Stock and 3,477,000 shares of Class B Common Stock held by Mr. Bancroft as trustee, as to which he shares voting and investment power with other trustees.

(8) Includes 34,077 shares of Common Stock and 207,400 shares of Class B Com-mon Stock held by a revocable trust for the benefit of Mr. Cox, as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 135,064 shares of Common Stock and 431,621 shares of Class B Common Stock, as to which Mr. Cox disclaims beneficial ownership, as follows:
80,314 shares of Common Stock and 379,791 shares of Class B Common Stock held by Mr. Cox as trustee, as to which he shares voting and investment power; 41,500 shares of Common Stock and 27,130 shares of Class B Common Stock held by trustees for Mr. Cox's spouse; and 13,250 shares of Common Stock and 24,700 shares of Class B Common Stock held by a foundation of which Mr. Cox is Presi-dent.

(9) Includes 150 shares of Common Stock held by a revocable trust for the ben-efit of Mr. Hammer, as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 11,044,009 shares of Com-mon Stock and 8,454,482 shares of Class B Common Stock held by Mr. Hammer as trustee, as to which he disclaims beneficial ownership and shares voting and investment power with other trustees.

(10) Includes 6,299 shares of Common Stock and 2,038 shares of Class B Common Stock owned by Ms. Hill's spouse and minor children.

(11) Includes 807,745 shares of Common Stock and 539,063 shares of Class B Common Stock held by Mrs. MacElree as trustee of a revocable trust, as to which she shares voting and investment power with other trustees and as to which she could acquire sole voting and investment power if she were to revoke the trust. Also includes 5,482,471 shares of Common Stock and 3,348,848 shares of Class B Common Stock held by Mrs. MacElree as trustee, as to which she dis-claims beneficial ownership and shares voting and investment power with other trustees and 4,255 shares of Common Stock and 1,585 shares of Class B Common Stock owned by her spouse.

(12) See footnote (g) on page 4 above for a description of Mr. Ottaway's own-ership of Common Stock and Class B Common Stock.

(13) Includes 548,485 shares of Common Stock subject to options that may be exercised by executive officers and directors within 60 days after January 21, 1999. Also includes shares owned by or jointly with their spouses and by their children and relatives sharing their homes.

              ---------------------------------------------------
Annual Report

The Company has mailed to all stockholders its Annual Report for the year ended December 31, 1998. The Annual Report includes an audited balance sheet as of that date and audited statements of income, stockholders' equity and cash flows for the year then ended.

              ---------------------------------------------------

Voting Procedures

If a quorum is present at the meeting (i) a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote is required in order to elect the nominees for election to the office of director that the Common Stock, voting separately as a class, is entitled to elect, (ii) a plurality of the votes of the shares of Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote is required in order to elect the nominees for election to the office of director that the Common Stock and the Class B Common Stock elect together,
(iii) the affirmative vote of a plurality of the votes of the shares of Common Stock and Class B Common Stock voting together that are present in person or represented by proxy and entitled to vote is required in order to approve the appointment of PricewaterhouseCoopers LLP as auditors, and (iv) the affirma-tive vote of a plurality of the votes of the shares of Common Stock and Class B Common Stock voting together that are present in person or represented by proxy and entitled to vote is required in order for each of the two stock-holder proposals to be approved. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will have no effect on the outcome of the vote. With regard to other proposals, votes may be cast in favor or against, or a stockholder may abstain. Abstentions will be counted as shares that are represented at the meeting and entitled to vote. Under Delaware law, abstentions on PricewaterhouseCoopers LLP or the two stockholder proposals will have the effect of a negative vote because PricewaterhouseCoopers LLP and the stockholder proposals require the affirma-tive vote of a plurality of the shares of Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote. Shares represented by limited proxies that prohibit voting on a particu-lar matter (so-called broker non-votes) will be disregarded and will have no effect on the outcome of the vote on such matter, although the shares repre-sented by such limited proxies will be counted for quorum purposes.
              ---------------------------------------------------

Election of Directors

One of the purposes of the meeting is the election of five directors to serve for a three-year term expiring in 2002. The Board of Directors has nominated the individuals listed below for election as directors. The holders of Common Stock voting separately as a class are entitled to vote for the election of Messrs. McPherson and Steere. The holders of Common Stock and Class B Common Stock voting together are entitled to vote for the election of Messrs. Bancroft and Kann and Ms. Hill. The proxies in the accompanying form will be voted for the election of such individuals unless instructions are given to withhold authority to vote for one or more of them. For each nominated indi-vidual, the table below sets forth his or her age as of the date of the meet-ing, membership on committees of the Board of Directors and certain other in-formation. Each of the persons named below is currently a director. If for any reason any one or more of the persons named below should become unavailable for election, proxies will be voted for the election of such substitute nomi-nees as the Board of Directors may propose.
              ---------------------------------------------------

Nominees for Election at the Annual Meeting:

Class of 2002
                                         Positions with the Company
                                          and Business Experience   Director
       Name                          Age During the Past Five Years  Since
----------------------------------------------------------------------------
Christopher Bancroft                  47 Director of the Company      1996
 Compensation Committee
----------------------------------------------------------------------------
Peter R. Kann(1)                      56 Chairman and Chief           1987
 Executive Committee                     Executive Officer of the
                                         Company
----------------------------------------------------------------------------
Leslie Hill                           45 Pilot for American           1997
 Corporate Governance Committee          Airlines
----------------------------------------------------------------------------
M. Peter McPherson                    58 President, Michigan State    1998
 Audit Committee                         University
----------------------------------------------------------------------------
William C. Steere, Jr.                62 Chairman and Chief           1997
 Corporate Governance and Executive      Executive Officer, Pfizer
 Committees                              Inc. (pharmaceuticals)(2)
----------------------------------------------------------------------------

Incumbent Directors (Class of 2000)

The table below sets forth similar information for each director whose term ex-pires in 2000.

                                            Positions with the Company
                                                       and
                                               Business Experience     Director
       Name                             Age During the Past Five Years  Since
-------------------------------------------------------------------------------
Harvey Golub                             60 Chairman and Chief           1997
 Audit and Corporate Governance             Executive Officer,
 Committees                                 American Express Company
                                            (travel and financial
                                            services company)(3)
-------------------------------------------------------------------------------
Roy A. Hammer(4)(6)                      64 Senior Partner, Hemenway &   1998
                                            Barnes, attorneys
-------------------------------------------------------------------------------
David K.P. Li                            60 Chairman and Chief Execu-    1993
 Audit and Corporate Governance             tive Officer, The Bank of
 Committees                                 East Asia, Limited (bank-
                                            ing) (5)
-------------------------------------------------------------------------------
Jane C. MacElree                         69 Director of the Company      1996
 Compensation and Corporate Governance
 Committees
-------------------------------------------------------------------------------
Frank N. Newman                          56 Chairman, President and      1997
 Audit and Compensation Committees          Chief Executive Officer,
                                            Bankers Trust New York
                                            Corporation and Bankers
                                            Trust Company (banking).
                                            Prior to September 1995,
                                            Deputy Secretary of the
                                            United States Treasury
-------------------------------------------------------------------------------
James H. Ottaway, Jr.                    61 Senior Vice President of     1987
                                            the Company
-------------------------------------------------------------------------------

Incumbent Directors (Class of 2001)

The table below sets forth similar information for each director whose term expires in 2001.

                                         Positions with the Company and
                                              Business Experience       Director
       Name                          Age   During the Past Five Years    Since
--------------------------------------------------------------------------------
Rand V. Araskog                       67 Director of various              1981
 Corporate Governance and Executive      corporations.
 Committees                              Prior to March 1998, Chairman
                                         and Chief Executive Officer,
                                         ITT
                                         Corporation (hotel and gaming
                                         company)(7)
--------------------------------------------------------------------------------
William C. Cox, Jr.                   68 Director of the Company and      1976
 Corporate Governance and Executive      prior to July 1997, Executive
 Committees                              Director/Client Relations of
                                         the Company
--------------------------------------------------------------------------------
Irvine O. Hockaday, Jr.               62 President and Chief Executive    1990
 Compensation and Executive              Officer, Hallmark Cards, Inc.
 Committees                              (greeting card
                                         manufacturer)(8)
--------------------------------------------------------------------------------
Vernon E. Jordan, Jr.(6)              63 Senior Partner, Akin, Gump,
 Corporate Governance and Executive      Strauss, Hauer & Feld,
 Committees                              attorneys(9)                     1982
--------------------------------------------------------------------------------

(1) Karen Elliott House, President/International Group of the Company and the spouse of Mr. Kann, received a salary and bonus for 1998 of $352,784. An ag-gregate of $58,688 was contributed to Ms. House's account under the Dow Jones Profit Sharing Retirement Plan and the related Supplementary Benefit Plan in respect of 1998. Ms. House received a payout for 1998 of 1,600 shares of Com-mon Stock with a fair market value as of February 17, 1999 of $72,600 under the Dow Jones 1992 Long Term Incentive Plan in respect of the four-year per-formance period 1995-1998. Ms. House also received contingent stock rights and stock options under the Dow Jones 1997 Long Term Incentive Plan. Ms. House's compensation is set by the Compensation Committee of the Board of Directors.

(2) Mr. Steere is a director of Minerals Technologies Inc. and Texaco Inc.

(3) Mr. Golub is a director of Campbell Soup Company.

(4) Mr. Hammer was elected by the Board of Directors at its October 1998 meet-ing as a member of the Board class of 2000.

(5) Mr. Li is a director of Campbell Soup Company, Hong Kong Telecommunica-tions Limited, The Bank of East Asia, Limited, The Hong Kong & China Gas Com-pany Limited, Sime Darby Hong Kong Limited and South China Morning Post (Hold-ings) Limited.

(6) During 1998, Hemenway & Barnes, the law firm of which Mr. Hammer is a se-nior partner, and Akin, Gump, Strauss, Hauer & Feld, the law firm of which Mr. Jordan is a senior partner, rendered certain legal services to the Company. The Company expects that these law firms will continue to render legal serv-ices to the Company in 1999.

(7) Mr. Araskog is a director of Alcatel Alsthom CGE, SA, The Hartford Finan-cial Services Group, Inc., ITT Industries, Inc., ITT Educational Services, Inc., Rayonier Inc. and Shell Oil Company.

(8) Mr. Hockaday is a director of Ford Motor Company, Sprint Corporation and UtiliCorp United, Inc.

(9) Mr. Jordan is a director of American Express Company, Bankers Trust Compa-ny, Bankers Trust New York Corporation, Callaway Golf Company, Chancellor Me-dia Corporation, J.C. Penney Company, Inc., Revlon, Inc., Ryder System, Inc., Sara Lee Corporation, Union Carbide Corporation and Xerox Corporation.
              ---------------------------------------------------

During 1998 the Board of Directors met ten times, the Audit Committee met four times, the Compensation Committee met five times and the Corporate Governance Committee met three times. The Executive Committee did not meet during the year. In 1998 the annual director's fee was $40,000, with a cash component of $20,000 and $20,000 deemed to be invested in shares of Common Stock ("stock equivalents"); the fee for each Board meeting attended was $1,200; the fee for each committee meeting attended was $1,000; and the annual fee for each com-mittee chairman was $3,000.

  In 1999, the cash component of the annual director's fee and the fees for attending Board and committee meetings will remain the same as in 1998; the annual fee for each committee chairman will be increased to $5,000 and the de-ferred stock equivalents component of the annual director's fee will be in-creased to $25,000. Such stock equivalents are credited quarterly and the num-ber thereof are determined at the market price of the Company's Common Stock on the last business day of the quarter in question.

  From time to time Board members are invited to attend meetings of Board com-mittees of which they are not members; in such cases, such Board members re-ceive a committee meeting fee. Employees of the Company or its subsidiaries who are directors do not receive director's, committee or committee chairman's fees.

  Directors may elect to defer receipt, in whole or in part, of any of their fees payable in cash. Deferred amounts will, at the electing director's op-tion, either be credited to an interest bearing account or be deemed to be in-vested in shares of Common Stock (i.e., stock equivalents) at the market price on the last business day of the month in which the deferred amount in question would have otherwise been received. Deferred cash amounts will be paid in cash, in a lump sum or in the form of annuity, as the director may elect. De-ferred stock equivalent amounts will be paid in cash (in a lump sum or in the form of an annuity) or shares of Common Stock (in up to fifteen annual in-stallments), or a combination of cash and Common Stock, as the director may elect.

  During 1998 all directors of the Company attended at least 75% of the aggre-gate meetings of the Board and standing committees on which they served.

  The Audit Committee makes recommendations to the Board regarding the engage-ment of the Company's independent auditors and considers the range of audit and non-audit fees. It also reviews the work of the Company's internal audi-tors, meets with the independent auditors to review and approve the scope and results of their professional services, and reviews the procedures for evalu-ating the adequacy of the Company's internal controls.

  The Compensation Committee reviews remuneration arrangements for the Company's senior management (including employee benefit plans in which execu-tive officers are eligible to participate), makes recommendations to the Board and grants options and other benefits under some of such plans.

  The Corporate Governance Committee (formerly the Nominating Committee) rec-ommends to the Board of Directors the persons to be nominated by the Board for election as directors of the Company. Stockholders desiring to recommend nomi-nees should submit their recommen- dations in writing to Peter G. Skinner, Secretary, Dow Jones & Company, Inc., 200 Liberty Street, New York, New York 10281. Recommendations should include pertinent information concerning the proposed nominee's background and experience. The Corporate Governance Commit-tee also considers and makes recommendations to the Board of Directors con-cerning the size and composition of the Board and considers from time to time the current Board committee structure and membership.

              ---------------------------------------------------

Executive Compensation
The following tables and report provide information as to the cash and non-cash compensation paid to, earned by or granted to each of the five most highly compensated se-nior policy making executives of the Company.

                          Summary Compensation Table

                                  Annual Compensation        Long-Term Compensation
--------------------------------------------------------------------------------------------------------
                                                                    Awards      Payouts
--------------------------------------------------------------------------------------------------------
                                                       Restricted              Long-term
                                                         Stock                 Incentive    All Other
                                                       Award ($)  Options (#) Payouts ($)    Compen-
Name and Principal Position  Year Salary ($) Bonus ($)    (1)         (2)         (3)     sation ($) (4)
--------------------------------------------------------------------------------------------------------
Peter R. Kann, Chairman      1998  $750,000  $402,885               39,400     $376,613      $150,002
 of the Board, Chief
 Executive                   1997  $735,000  $190,000               31,800     $282,562      $180,017
 Officer and Director        1996  $715,000  $380,000               40,000     $234,525      $210,850
--------------------------------------------------------------------------------------------------------
Kenneth L. Burenga,          1998  $600,000  $271,110                 --       $263,175      $148,920
 President, Chief
 Operating                   1997  $590,000  $140,000               16,900     $190,088      $113,472
 Officer and Director(5)     1996  $550,000  $270,000               22,500     $198,750      $156,999
--------------------------------------------------------------------------------------------------------
Peter G. Skinner,
 Executive                   1998  $492,500  $212,796               15,300     $154,275      $ 97,602
 Vice President,
 General                     1997  $435,000  $153,000               10,700     $148,988      $113,074
 Counsel and Secretary       1996  $410,000  $165,000               14,200     $147,075      $109,023
--------------------------------------------------------------------------------------------------------
James H. Ottaway, Jr.,       1998  $406,000  $155,138               13,000     $140,663      $ 79,413
 Senior Vice President       1997  $391,000  $178,000               10,300     $128,438      $109,300
 and Director                1996  $376,000  $160,000               12,900     $135,150      $101,386
--------------------------------------------------------------------------------------------------------
Jerome H. Bailey             1998  $320,455  $214,150   $249,400    40,600        --         $ 61,859
 Executive Vice
 President and
 Chief Financial
 Officer(6)
--------------------------------------------------------------------------------------------------------

(1) The dollar value of this stock award is based on the market price of the Company's Common Stock at time of grant. At December 31, 1998 Mr. Bailey held a total of 4,700 shares of restricted stock with a fair market value of $226,188. One-third of the shares of restricted stock will vest on April 15, 1999, another one-third will vest on April 15, 2000, and the remainder will vest on April 15, 2001. Regular quarterly dividends are paid on the restricted stock.

(2) In addition to stock option grants, the indicated executives were granted contingent stock rights under the Dow Jones 1997 Long Term Incentive Plan. The contingent stock rights granted during the most recently completed fiscal year are reported in the long-term incentive plan table on page 14.

(3) The payouts shown in the table for 1998 reflect the fair market value as of February 17, 1999 of the Final Awards made to the indicated executives un-der the Dow Jones 1992 Long Term Incentive Plan in respect of the four-year performance period 1995-1998. The payouts shown in the table for 1997 reflect the fair market value as of January 21, 1998 of the Final Awards made to the indicated executives under the Dow Jones 1992 Long Term Incentive Plan in re-spect of the four-year performance period 1994-1997. The payouts shown in the table for 1996 reflect the fair market value as of January 15, 1997 of the Fi-nal Awards made to the indicated executives under the Dow Jones 1992 Long Term Incentive Plan in respect of the four-year performance period 1993-1996. The 1992 Long Term Incentive Plan was replaced in 1997 by the Dow Jones 1997 Long Term Incentive Plan.

(4) The amounts referred to in the table above under "All Other Compensation" consist of the aggregate amounts contributed to the accounts of the indicated executives under the Dow Jones Profit Sharing Retirement Plan and the related Supplementary Benefit Plan in respect of the years indicated. With respect to amounts con-tributed in 1998, the Internal Revenue Code limits the allocation of the an-nual Company contribution for the benefit of any individual account under a qualified profit sharing plan to the amount which would be contributed to such individual account based on maximum annual compensation of $160,000, but per-mits under a supplemental plan an additional allocation by the Company to such individual equal to the additional amount which would otherwise have been al-located to him or her under the qualified plan had there been no limits. Exec-utive officers may elect to have the amounts allocated to their accounts under the Supplementary Benefit Plan deemed to be invested in shares of Common Stock. With respect to 1998, such amounts were deemed to be invested at the closing price of the Common Stock on the first business day of 1999. With re-spect to 1998, the Company has allocated the following amounts to the accounts of the indicated executives under the Profit Sharing Retirement Plan: Mr. Kann--$29,126; Mr. Burenga--$29,126; Mr. Skinner--$29,126; Mr. Ottaway--
$29,126; Mr. Bailey--$0. The Company has also allocated the following amounts to the accounts of the indicated executives under the Supplementary Benefit Plan with respect to 1998: Mr. Kann--$120,876; Mr. Burenga--$119,794; Mr. Skinner--$68,476; Mr. Ottaway--$50,287; Mr. Bailey--$61,859. With respect to Mr. Bailey, the amount allocated to his account under the Supplementary Bene-fit Plan also includes the amount that would have been contributed to his ac-count under the Profit Sharing Retirement Plan if he had been eligible to par-ticipate in the Profit Sharing Retirement Plan with respect to 1998.

(5) Effective December 31, 1998, Mr. Burenga retired as president and chief operating officer, and as a member of the Company's Board of Directors.

(6) Mr. Bailey joined the Company on April 15, 1998.

                             Option Grants In 1998

                                      Individual Grants
                         -------------------------------------------
                                    % of Total                       Potential Realizable Value
                         Number of   Options    Exercise               at Assumed Annual Rates
                         Securities Granted to     or                      of Stock Price
                         Underlying Employees  Base Price              Appreciation over Stock
                          Options   in Fiscal  ($/Share)  Expiration       Option Term(3)
          Name           Granted(1)    Year       (2)        Date         5%            10%
------------------------------------------------------------------------------------------------
Peter R. Kann...........   39,400      3.1%     $49.125    11/18/08  $   1,217,066 $   3,085,020
Kenneth L. Burenga......     --         --         --         --          --            --
Peter G. Skinner........   15,300      1.2%     $49.125    11/18/08  $     472,617 $   1,197,990
James H. Ottaway, Jr....   13,000      1.0%     $49.125    11/18/08  $     401,570 $   1,017,900
Jerome H. Bailey........   15,300      1.2%     $49.125    11/18/08  $     472,617 $   1,197,990
                           25,300      2.0%     $53.0625    4/15/08  $     844,261 $   2,139,621
------------------------------------------------------------------------------------------------

(1) One-third of the stock options will become exercisable on the first anni-versary of the date of grant, another one-third will become exercisable on the second anniversary of the date of grant, and the remainder will become exer-cisable on the third anniversary of the date of grant.

(2) The exercise price of the stock options which were granted on November 18, 1998 is $49.125 per share, the fair market value of the Common Stock on the date of grant. The exercise price of the options which were granted to Mr. Bailey on April 15, 1998 is $53.0625 per share, the fair market value of the Common Stock on the date of grant.

(3) These amounts represent gains based on assumed rates of appreciation over the entire ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock and the continued employment of the optionee through the vesting period.

                      Aggregated Option Exercises In 1998
                          And Year-End Option Values






                                                        Total Number of          Value of Unexercised In-the-
                                                    Unexercised Options at           Money  Options at
                                                     December 31, 1998 (#)       December  31,  1998($)(1)
                                                   -------------------------     -----------------------------
                           Shares
                         Acquired on     Value
          Name           Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
--------------------------------------------------------------------------------------------------------------
Peter R. Kann...........    1,969       $37,534      182,016      60,600     $2,268,323       $ 0
Kenneth L. Burenga......    2,969       $56,597      117,282      11,267     $1,461,024       $ 0
Peter G. Skinner........    3,130       $72,267       69,767      22,433     $  866,635       $ 0
James H. Ottaway, Jr....      --           --         73,582      19,867     $  953,834       $ 0
Jerome H. Bailey........      --           --            --       40,600     $      --        $ 0
--------------------------------------------------------------------------------------------------------------

(1) This represents the difference between the closing price of the Company's Common Stock on December 31, 1998 ($48.125) and the exercise price of the op-tions.
                   Long-Term Incentive Plan--Awards In 1998

                                                            Performance or Other
                                                               Period Until
                                    Number of Shares, Units      Maturation
               Name                    or Other Rights(1)        or Payout
--------------------------------------------------------------------------------
Peter R. Kann......................         14,000               1999--2002
Kenneth L. Burenga.................            --                1999--2002
Peter G. Skinner...................          5,500               1999--2002
James H. Ottaway, Jr...............          4,625               1999--2002
Jerome H. Bailey...................          5,500               1999--2002
                                             4,075               1998--2001
--------------------------------------------------------------------------------

(1) The long-term incentive plan awards are contingent stock rights granted under the Dow Jones 1997 Long Term Incentive Plan. Each contingent stock right gives the holder the contingent right to receive up to the number of shares of Common Stock specified in the right (the "Initial Award") following completion of a 4-year performance period. The number of shares ultimately received (the "Final Award") will depend on the extent to which the performance criteria are achieved during the 4-year performance period, the participant's individual performance and other factors. Participants may elect, subject to the approval of the Compensation Committee, to receive all or a portion of their Final Awards in cash, or Common Stock, or a combination of both. If a participant elects to receive all or a portion of the Final Award in cash, the amount of cash will equal the closing price of the Common Stock on the date of the Final Award multiplied by the number of shares of Common Stock as to which the elec-tion is being made.

  During the performance period relating to each right, the Compensation Com-mittee may adjust the performance criteria and otherwise modify the terms and provisions of the right. Also during the performance period, the holder is en-titled to receive as "dividend equivalents" an amount equal to the cash divi-dends that the holder would have received if the holder had owned the number of shares of Common Stock covered by the Initial Award during the entire per-formance period.

  At December 31, 1998, Mr. Kann held contingent stock rights covering a total of 60,000 shares; Mr. Bailey-- 9,575 shares; Mr. Burenga--27,725 shares; Mr. Skinner--24,325 shares; and Mr. Ottaway--20,475 shares. At December 31, 1998, the fair market value of the Common Stock subject to such rights was as fol-lows: Mr. Kann--$2,887,500; Mr. Bailey--$460,797; Mr. Burenga--$1,334,266; Mr.
Skinner--$1,170,641; and Mr. Ottaway--$985,359.

  The Final Award ultimately received may be less than or equal to the numbers set forth above. It is expected that fully satisfactory competitive perfor-mance (as judged by the Compensation Committee in its discretion at the time of the payouts) would be competitively rewarded if the Final Award approxi-mated 80% of the amounts set forth above. Exceptional performance would sup-port a Final Award in excess of 80% of the amounts set forth above but in no event more than 100% of such amounts.
              ---------------------------------------------------

Separation Plan for Senior Management

At its January 1999 meeting the Board of Directors unanimously approved the Dow Jones Separation Plan for Senior Management. The Plan covers separations from service by senior executives including the executive officers named on page 12. In order to receive benefits under the Separation Plan, an eligible executive's employment must have been terminated involuntarily, without "cause", and he or she must enter into an agreement with the Company contain-ing a covenant not to compete, confidentiality provisions and customary mutual releases and waivers. The Board has also approved the Plan's related form of Separation Agreement and Release.

  The Plan provides for severance benefits equal to 18 or 24 months (depending on salary level) of base salary and target bonus. The plan also provides for the continuation of certain benefits during such 18 or 24 month period includ-ing those received under: the profit sharing retirement plan and the related supplementary benefit plan; the health and dental care plans; and the execu-tive death and group life, disability and accident insurance plans. In addi-tion, terminated executives will receive a pro-rated final award with respect to each of his or her outstanding grants of contingent stock rights under the Company's Long Term Incentive Plan. The Separation Plan and the form of Sepa-ration Agreement and Release will be included as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 which will be filed with the Securities and Exchange Commission by March 31, 1999.
              ---------------------------------------------------

Kenneth L. Burenga Separation Agreement

Mr. Burenga retired from the Company, effective December 31, 1998. He has agreed to refrain from engaging in any business activity that is competitive with the business of the Company and its subsidiaries for a two year period commencing on the date of his retirement. In addition, Mr. Burenga agreed to abide by certain confidentiality provisions. In consideration for performance of his non-competition and confidentiality obligations, the Company will pay Mr. Burenga an aggregate of $1,800,000 in 24 equal monthly installments of $75,000 commencing on January 1, 1999 and ending on December 31, 2000. During such 24 month period Mr. Burenga will continue to participate in certain bene-fit plans and programs including: the profit sharing retirement plan and the related supplementary benefit plan, with the Company's contributions being based on Mr. Burenga's 1998 salary and target bonus; the health and dental care plans; and the executive death and group life, disability and accident insurance plans. In addition, Mr. Burenga will receive a pro-rated final award with respect to each of his outstanding grants of contingent stock rights un-der the Company's Long Term Incentive Plan. Mr. Burenga's Separation Agreement and Release of Claims is consistent with the Company's recently adopted Sepa-ration Plan for Senior Management described above and will be included as an Exhibit to the Company's Annual Report on Form 10-K for the year ended Decem-ber 31, 1998 which will be filed with the Securities and Exchange Commission by March 31, 1999.
              ---------------------------------------------------

Compensation Committee Report on Executive Compensation

The Compensation Committee and the Compensation Program

The Committee consists of four non-employee directors. It generally meets five times a year. The Compensation Committee's objective is to establish and ad-minister a "total compensation program" that fairly and competitively rewards Dow Jones executives for current and long-term performance that enhances stockholder value. The purpose of this report is to explain the Company's executive compensation program and the operation of the Compensation Commit-tee.

Elements of Compensation Program Considered by the Committee

The Committee gives special attention to the total compensation of the chief executive officer (Mr. Kann), and certain other members of senior management. We consider four elements of compensation: (1) annual salary; (2) annual in-centive award (or bonus); (3) long-term incentive compensation; and (4) re-tirement and other compensation.

Establishing and Administering a Competitive Program

The Committee retains outside compensation consultants and reviews competitive compensation and performance studies in developing and administering the total compensation program. We give continuing attention to changes in compensation practices, business trends and changes in applicable law and regulations in order to establish and administer a sound compet- itive compensation program. As was the case for 1997, the competitive universe that we primarily consider includes the five largest newspaper publishers in the Dow Jones Media/Publishing Index (the "Company's peer group") (see page 19), but we also review data on general industry trends and, from time to time, certain other public companies which compete with one or more of the Company's business seg-ments.

  We believe that it is difficult to forecast in detail all future develop-ments that will be relevant to evaluating long-term executive performance. For that reason our long-term compensation program has vested substantial discre-tion in the Committee to decide on awards to be made after evaluating actual Company and individual performance.

  With regard to annual incentive awards, however, the Committee, in working with management and its outside compensation consultants, has determined that a substantial portion of executives' awards will be based on the achievement of certain pre-determined financial objectives. For the named executive offi-cers, a substantial portion of their annual incentive awards will be based on the achievement of these pre-determined financial objectives and the balance will be based on the achievement of strategic goals and individual perfor-mance. The Committee has retained some measure of discretion under the annual incentive award program because it believes that it is somewhat difficult to forecast in detail all future developments that will be relevant to an evalua-tion of short-term executive performance.

  Federal tax legislation in effect since 1994 eliminates the deductibility of compensation in excess of $1,000,000 paid to the chief executive officer and certain other executives (i.e., those whose compensation must be detailed in the proxy statement). The law exempts compensation paid under plans that re-late compensation to performance. Although our plans are designed to relate compensation to performance, certain elements of them do not meet the tax law's requirements because they allow the Committee to exercise discretion in setting compensation. It may be appropriate in the future to recommend changes in the Company's compensation program to take account of the tax law. However, the Committee is of the opinion that it is better to retain discretion than to give it up in exchange for the tax deduction. For 1998 the deductibility of certain compensation paid to Mr. Kann was affected by this limitation.

Committee Reporting

The Committee makes full reports to the Board of Directors, which approves the structure and general administration of the compensation program. The Board reviews the specific compensation awards for the chief executive officer and each of the other four executives whose compensation is described in the proxy statement.

  In 1998 the chief executive officer's salary was $750,000, an increase of $15,000 (or 2%) from his 1997 salary of $735,000. The 1998 salaries for all the five officers listed in the table on page 12 were set after evaluating their individual contribution and performance and the value of their jobs in the marketplace based on a review of the competitive compensation guidelines that were developed with advice from our outside compensation consultants.

  For 1998 Mr. Kann was granted a bonus of $402,885. That represented a 112% increase from his 1997 bonus of $190,000. In determining the bonuses for Mr. Kann and the other officers listed in the table, we compared the Company's re-sults to the financial, strategic and individual performance measures estab-lished in early 1998. The bonus awards for 1998 reflect the Company's perfor-mance measured against the pre-determined financial criteria and the Commit-tee's view that the executives performed reasonably well against the non-fi-nancial measures established under the bonus program. The varying levels of salary and bonus for each of the executives also reflect differences in their relative responsibilities.

  We awarded long-term compensation to the chief executive officer and other members of senior management in February 1999 under the Company's 1992 Long Term Incentive Plan. The Final Awards covered performance for the period 1995-1998 and were made after reviewing the Company's financial performance (in-cluding total stockholder return, return on equity, earnings growth, profit margins, and other financial criteria, such as the Company's performance rela-tive to other newspaper and information services companies). We also consid-ered progress toward achieving other Company objectives (quality of Dow Jones' publications and services, development of products and services for a global marketplace, quality of customer service and level of customer satisfaction, development of human resources, including the recruitment and advancement of women and minorities, promotion of teamwork throughout the Company, and com-mitment to innovative products and services). And, finally, we considered each individual executive's responsibility and performance. Overall, the Committee determined that performance for the 1995-1998 period was less than fully sat-isfactory. In the case of the 1995-1998 performance period, it was expected that fully satisfactory competitive performance would be competitively re-warded if the Final Award approximated 80% of the number of shares in the Ini-tial Award. Exceptional performance would support a Final Award in excess of 80% (up to 100%) of the Initial Award. The Committee concluded that the Company's financial performance during the 1995-1998 period did not warrant Final Awards near the target 80% level.

  Final Awards were made in February 1999 to Mr. Kann and Messrs. Burenga, Skinner and Ottaway in amounts approximating 40% to 44% of their 1995 Initial Awards. Mr. Kann's Final Award was 8,300 shares of Common Stock, and consti-tuted approximately 40% of his Initial Award. That represented an increase of 2,800 shares from the 1997 Final Award. The net number of shares of Common Stock received in February 1999 by Mr. Kann, after tax withholding, amounted to 5,228. Messrs. Burenga and Ottaway received their Final Awards in cash. Mr. Skinner received his Final Award in the form of Common Stock. The fair market value of Mr. Kann's 1995-1998 Final Award was $376,613, which is approximately 33% higher in value than the 1997 award of $282,562.

  In late 1998 we granted members of senior management contingent stock rights and stock options under the 1997 Long Term Incentive Plan for the 1999-2002 performance period. These grants were estimated by our outside compensation consultants to be at the median of general industry practice. The grants tie a significant portion of each senior executive's potential compensation to the Company's long-term objectives and to the market value of the Company's stock. The Committee will determine the actual number of shares of stock payable to an executive under the contingent stock rights at the end of the performance period.

  The Committee believes that the number of contingent stock rights and stock options granted to individual executives should be set annually by the Commit-tee after consultation with its consultants concerning competitive compensa-tion levels. Accordingly, the Committee does not base the amount of stock op-tion or contingent stock rights to be granted in any given year on the amounts previously granted.

  The Committee reaffirms its view that salaries and bonus and other incentive compensation opportunities for the senior executives of the Company generally should not deviate substantially from the median of the competitive guidelines developed with the advice of our consul- tants and that, particularly with re-spect to long-term incentive compensation, it is important that the Committee continue to re-tain a degree of discretion as to the actual amounts paid. The Committee be-lieves that the compensation levels for the chief executive officer and other senior executives reflect these criteria and are appropriate given performance during the periods cov-ered.


                                        Irvine O. Hockaday, Jr., Chairman
                                        Christopher Bancroft
                                        Jane C. MacElree
                                        Frank N. Newman
              ---------------------------------------------------

                        Comparison of Stockholder Return

The following line graph compares the performance of the Company's Common Stock during the five-year period ended December 31, 1998 with the Standard & Poor's 500 Stock Index ("S&P 500") and the Dow Jones Media/Publishing Index.

  The S&P 500 includes 500 U.S. companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The Dow Jones Media/Publishing Index, which is also weighted by market capitalization, includes, in addition to the Company, the following eleven publishing companies: A.H. Belo Corporation, American Greetings Corporation, The E.W. Scripps Company, Gannett Co., Inc., Knight-Ridder, Inc., The McGraw-Hill Companies, Inc., The Reader's Digest Association, Inc., The New York Times Company, The Times Mirror Company, Tribune Company, and The Washington Post Company.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

       Dow Jones & Co. vs. S&P 500 vs. Dow Jones Media/Publishing Index

                                        Dow Jones Media/
            Dow Jones & Co.  S&P 500    Publishing Index
            ---------------  -------    ----------------
12/31/93        100           100             100
12/31/94         89           101              96
12/31/95        117           139             124
12/31/96        102           171             128
12/31/97        166           229             201
12/31/98        152           294             269



For purposes of the graph, it was assumed that $100 was invested in the Company's Common Stock, the S&P 500 and the Dow Jones Media/Publishing Index at closing prices on December 31, 1993. Dividends are assumed to be reinvested on the ex-dividend date.

               -------------------------------------------------

Approval of Appointment of Independent Certified Public Accountants

At its February meeting the Board of Directors unanimously recommended that the stockholders vote to approve the appointment of PricewaterhouseCoopers LLP, independent certified public accountants, as auditors of the Company for 1999. PricewaterhouseCoopers LLP's predecessor, Coopers & Lybrand L.L.P., have been the auditors for many years. Stockholder approval of the appointment of such firm as auditors will be requested at the 1999 Annual Meeting. Represent-atives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
              ---------------------------------------------------

Stockholder Proposal 1

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who holds of record 90 shares of Common Stock and 30 shares of Class B Common Stock, has informed the Company that she intends to present to the meeting the following resolution:

  RESOLVED: "That the stockholders of Dow Jones, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the nec-essary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

  Mrs. Davis has submitted the following statement in support of her proposal:

  "Many states have mandatory cumulative voting, so do National Banks.

  In addition, many corporations have adopted cumulative voting.

  Last year the owners of 24,806,066 shares, representing 9.5% of shares vot-ing, voted FOR this proposal.

  If you AGREE, please mark your proxy FOR this resolution."

Board of Directors' Position

The Board opposes Mrs. Davis' proposal because it believes that the existing class voting structure provides greater Board representation for holders of Common Stock than if all directors were elected as a single class with cumula-tive voting. This is because the holders of Common Stock currently account for approximately a quarter of the total votes outstanding but are entitled to elect at least one-third of the directors to be elected at every annual meet-ing.

  The Company's certificate of incorporation and bylaws provide that at every meeting of stockholders called for the election of directors, holders of Com-mon Stock, voting separately as a class, are entitled to elect at least one-third of the number of directors to be elected. Thus for example, as a result of these provisions, holders of Common Stock will be entitled to elect two of the five Board members to be elected at this year's annual meeting.

  Adopting cumulative voting in place of the existing class voting structure would, in fact, cause holders of Common Stock to be entitled to elect fewer Board members. Based on the number of shares currently outstanding, if holders of Common Stock and Class B Common Stock voted together for five directors us-ing cumulative voting, holders of Common Stock would be ensured only one seat on the Board of Directors, instead of the two seats that they are entitled to under the existing class voting structure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS PROPOSED RESOLUTION.
              ---------------------------------------------------

Stockholder Proposal 2

The Independent Association of Publishers' Employees ("IAPE"), which holds of record 55 shares of Common Stock and 10 shares of Class B Common Stock, has informed the Company that it intends to present to the meeting the following resolution:

  RESOLVED, that shareholders request the Board of Directors to take steps that may be necessary in accordance with state law, and without affecting the unexpired terms of previously elected directors, to declassify the Board of Directors so that all directors may be elected annually.

  IAPE has submitted the following statement in support of its proposal:

  The election of directors is the primary means by which stockholders may in-fluence corporate policy and hold management accountable for the implementa-tion of those policies. However, this avenue of influence is limited at Dow Jones & Co. where the Board is divided into three classes of directors, with staggered three-year terms.

  This means directors face election only once every three years. As a result, stockholders are deprived of the opportunity to hold two-thirds of the direc-tors accountable for their conduct during the past year.

  In 1997, the Board recognized the vital role that it performs when it adopted the Dow Jones & Co. Principles of Corporate Governance. These princi-ples declare that "the Board plays the central role in the company's gover-nance; it is the company's decision making authority on all matters except those reserved to the shareholders."

  Despite some changes initiated by the Board since we submitted this proposal last year, our Union believes that there continue to be pressing reasons for adoption of the proposal. The $802 million loss posted for 1997 represented a setback for Dow Jones; the damage has already led to significant changes in order to address the long-term challenges facing the company. For example, the President has resigned, and a new group of executives has been handed operat-ing authority. In addition, the Company has embarked on a three-year strategic business plan.

  The Company is now at a critical juncture. The newly installed management faces great challenges. And with so much at stake, it is more important than ever that we have a Board that will be fully accountable for its oversight functions.

  Annual elections of directors would help to make the Board more accountable to the stockholders and assure that the directors are zealous in monitoring the performance of management. And that could be a significant step toward im-proving corporate performance.

Board of Directors' Position

Consistent with the Board's response to this proposal in the Proxy Statement for the 1998 Annual Meeting, the Board's Corporate Governance Committee re-viewed the Company's classified Board structure in 1998 and concluded that no change appeared necessary or advisable at this time. Having a classified Board would make it more time consuming for a substantial stockholder to gain con-trol of the Board and therefore would prevent a sudden change of control of the Company. This assures that the Board would have time to review any pro-posed business transaction and consider all relevant factors, in an open and orderly process, and that the Board would have maximum negotiating leverage and flexibility to make decisions that are in the best interests of the Com-pany and its stockholders.

  The Company's stockholders adopted the classified board structure in 1986 by approving an amendment to the Company's Certificate of Incorporation which provides that the Board of Directors be divided into three classes of direc-tors as nearly equal in number as possible, with each class serving a three-year term. That amendment also provides that an affirmative vote of more than 80% of the votes represented by the outstanding Common Stock and Class B Com-mon Stock, voting together, would be required to return to the annual election of directors.

  Substantially similar stockholder proposals seeking to declassify the Board have been presented at the 1987, 1988, 1993, 1994, 1995 and 1998 Annual Meet-ings and have been defeated by the vote of the Company's stockholders in each instance.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS PRO-POSED RESOLUTION.
               -------------------------------------------------

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the outstanding Common Stock or Class B Common Stock, to file reports of own-ership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required by SEC regula-tion to furnish the Company with copies of all Section 16(a) reports they file.

  In 1991 the SEC completed an extensive revision of its rules in this area. In addition to increasing the number and kind of reports to be filed, the SEC has obliged companies to report in their proxy statements failures to file re-ports on a timely basis.

  Based solely on its review of the copies of such forms received by the Com-pany, or written representations from certain reporting persons that no Form 5 annual reports were required for those persons, the Company believes that dur-ing 1998, all filing requirements under Section 16(a) of the Exchange Act ap-plicable to its executive officers, directors, and greater than ten-percent beneficial owners were complied with.
               -------------------------------------------------

Corporate Governance
In 1997 the Board of Directors adopted the "Dow Jones & Company Principles of Corporate Governance." The Principles are listed below. These Principles are being published in this proxy statement to inform stockholders of the Board's current thinking with respect to selected corporate governance issues consid-ered to be of significance to stockholders. The Board will continue to assess the appropriateness and efficacy of the Principles and it is likely that changes to the Principles will be considered from time to time.
Dow Jones & Company Principles of Corporate Governance
1. The principal duty of the Board of Directors and management of Dow Jones & Company is to assure that the company is well-managed in the interests of its shareholders. Dow Jones seeks to protect and preserve the independence and integrity of its products and services, including The Wall Street Jour-nal, on which the company's long-term prosperity depends.

2. Dow Jones is owned by its shareholders; the shareholders, in turn, elect the com-pany's Board of Directors. The Board plays the central role in the company's governance; it is the company's decision-making authority on all matters except those reserved to the shareholders. The Board, in turn, se-lects the company's chief executive officer and approves the appointment of other members of senior management; senior management is charged with the conduct of the company's business.

3. The primary functions of the Board are:

  . review and, where appropriate, approval of the financial objectives, ma-jor strategies and plans, and major corporate actions of Dow Jones;

  . selection and evaluation of Dow Jones' chairman and chief executive of-ficer;

  .  determining senior management compensation;

  .  periodic review of management succession plans;

  . selection and recommendation to shareholders for election of appropriate candidates for service on the Board;

  . review of the adequacy of the company's systems for compliance with all applicable laws and regulations, for safeguarding the company's assets and for managing the major risks it faces; and

  .  provision of advice and counsel to senior management.

4. It is the policy of Dow Jones that the Board should consist of a majority of "outside" directors. Consistent with this policy, and the underlying philosophy of promoting vigorous representation for shareholders, Dow Jones does not consider that anyone should be deemed an "inside" director by vir-tue of the size of his or her shareholdings, no matter how great. On the other hand, the company does consider any present or former member of se-nior management to be an "inside" director, no matter the extent of his or her shareholdings.

5. The number of directors shall not exceed a number that can function effi-ciently as a body. The Corporate Governance Committee (formerly the Nomi-nating Committee), in consultation with the chairman and CEO, considers and makes recommendations concerning the appropriate size and membership needs of the Board. The size of the Board will be not less than 10 nor more than 20 members; normally the number of directors will be approximately 15. The Corporate Governance Committee also considers candidates to fill new Board positions created by expansion and vacancies that occur by resignation, re-tirement or for any other reason.

6. Prospective members of the Board are selected for their character and wis-dom, judgment and integrity, business experience and acumen. The Corporate Governance Committee also seeks to have a variety of occupational and a di-versity of personal backgrounds represented on the Board. Directors are re-quired to retire from the Board at the annual meeting of shareholders fol-lowing their 70th birthday. Upon the adoption of these principles, no di-rector who is an employee of the company shall be eligible for re-election as a director after the termination of his or her employment.

7. Upon election, directors receive a package of orientation materials and an extensive review of the company and its businesses from senior managers. In addition, Board members are encouraged to visit company facilities through-out their tenure on the Board.

8. All directors are expected to own stock in Dow Jones. The Compensation Com-mittee annually reviews the compensation of directors. The company believes that a substantial part of directors' compensation should be stock-based.

9. Because of the nature of the company's publishing business, no "inside" di-rectors are permitted to serve as directors of other public companies, ex-cept as representatives of Dow Jones in cases in which the company owns shares in another company.

10. It is the general policy of the company that all major decisions be con-sidered by the Board as a whole. This allows the company to gain the ad-vantage of the collective wisdom of the Board. As a consequence, the com-mittee structure of the Board is limited to those committees considered to be basic to or required for the operation of Dow Jones as a publicly-owned company. Currently these committees are the Executive Committee, the Audit Committee, the Compensation Committee and the Corporate

   Governance Committee. The members and chairs of these committees are recom-mended to the Board by the Corporate Governance Committee in consultation with the chairman and CEO. The responsibilities of each of the committees are determined by the Board from time to time.

11. Membership on the Audit, Compensation and Corporate Governance committees is limited to outside directors. The chairman and CEO and other senior man-agers attending meetings of these committees do so by invitation. The chairs of these committees act as the chair at executive sessions or meet-ings of outside directors at which the principal items to be considered are within the scope of one of these committees' authority. This provides for board leadership without the need to designate a lead director.

12. The frequency, length and agenda of meetings of each of the committees are determined by the chair of the committee. Whenever possible, materials re-lated to agenda items are provided to committee members sufficiently in ad-vance of committee meetings to allow the directors to prepare for discus-sion. Sufficient time to consider the agenda items is provided.

13. The Compensation Committee ensures that a proper system of current and long-term compensation is in place to provide performance-oriented incen-tives to management; reviews remuneration arrangements for senior manage-ment; reviews and approves the structure of employee benefit plans; makes recommendations to the Board; and grants options or other benefits under certain employee benefit plans. The committee also is responsible for set-ting annual and long-term performance goals (based on criteria established in advance) for the chairman and CEO, and for evaluating performance against these goals. The committee makes full reports to the entire Board, which approves the structure and general administration of the compensation program for the chairman and CEO and other senior managers.

14. The Audit Committee recommends to the shareholders the appointment of in-dependent auditors; makes recommendations to the Board regarding their en-gagement; and considers the range of audit and nonaudit fees. The committee also reviews the work of the company's internal auditors, meets with the independent auditors to review and approve the scope and results of their professional services, and reviews the procedures for evaluating the ade-quacy of the company's internal controls. The Audit Committee provides a direct channel of communication to the Board for the independent auditors, internal auditors, the chief financial officer and the general counsel.

15. It is the policy of Dow Jones that the positions of Chairman of the Board and Chief Executive Officer be held by the same person, except in unusual circumstances. This combination has served the company well over a great many years.

16. The chairman and CEO is responsible for establishing effective communica-tions with the company's stakeholder groups, i.e. shareholders, customers, employees and others. It is the policy of Dow Jones that management speaks for the company.

17. The chairman and CEO sets the agenda for meetings of the Board with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically by the chairman and CEO for review or decision. For example, the annual corporate budget is re-viewed by the Board, and capital expenditures above a certain threshold amount (currently $15 million) are approved by the Board. Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with the chair of that committee, who presents these matters to the Board. Any Board member may request that an item be included on the agenda.

18. Whenever possible, materials related to agenda items are provided to Board members sufficiently in advance of Board meetings to allow the directors to prepare for discussion. Sufficient time to consider the agenda items is provided.

19. Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the company's operations. In addition, Board members have free access to all other members of management and employees of the company.

20. Executive sessions or meetings of outside directors without management present are held at least once per year to review:

  .  the report of the independent auditors;

  . the criteria upon which the performance of the chairman and CEO and other senior managers is based;

  .  the performance of the chairman and CEO against such criteria;

  .  the compensation of the chairman and CEO and other senior managers; and

  .  the performance of the Board.

  Additional executive sessions or meetings of outside directors may be held from time to time as required, or as requested by directors.

21. These principles are reviewed by the Board from time to time.
              ---------------------------------------------------

Submission of Stockholder Proposals

Under Rule 14a-8(e) of the Securities Exchange Act of 1934, a stockholder pro-posal intended for inclusion in next year's proxy statement must be received by the Company at its principal executive offices not later than November 23, 1999.

  With respect to proposals submitted under SEC Rule 14a-4(c)(1), any stock-holder proposal for next year's Annual Meeting submitted after February 7, 2000 will not be considered filed on a timely basis with the Company. With re-spect to proposals that are not timely filed, the Company retains discretion to vote proxies it receives as the Board of Directors sees fit. With respect to proposals that are timely filed, the Company retains discretion to vote proxies it receives as the Board of Directors sees fit, provided 1) the Com-pany includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and 2) the proponent does not issue a proxy statement.

Other Matters

The Company knows of no other matter to be brought before the 1999 Annual Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the inten- tion of the persons named in the proxy to vote the same with respect to any such matter in accordance with their best judgment.

  Stockholders who do not expect to attend the 1999 Annual Meeting in person are requested to complete, date, sign and return the enclosed proxy promptly in the enclosed postage prepaid envelope.

A copy of the Company's Annual Report on Form 10-K which will be filed with the Securities and Exchange Commission by March 31, 1999 is available to in-terested stockholders upon written request to Ms. Valerie Gerard, Director of Investor Relations, Dow Jones & Company, Inc., 200 Liberty Street, New York, New York 10281.

By order of the Board of Directors,

Peter G. Skinner
Secretary

New York, New York
March 22, 1999

                           DOW JONES & COMPANY, INC.
            Proxy Solicited on behalf of the Board of Directors for
                Annual Meeting of Stockholders--April 21, 1999


  The undersigned stockholder of Dow Jones & Company, Inc. hereby appoints WILLIAM C. COX, Jr., PETER R. KANN and PETER G. SKINNER and each of them jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock and Class B Common Stock of the Company which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders to be held on Wednesday, April 21, 1999, at 11:00 a.m. and at any adjournment thereof, upon such business as may properly come before the meeting, including the following proposals, which are described in the Proxy Statement dated March 22, 1999, a copy of which has been received by the undersigned:

                            Election of Directors.
                                   Nominees:

For Election by the Holders of Common Stock Voting Separately as a Class:
                 M. Peter McPherson and William C. Steere, Jr.
For Election by the Holders of Common Stock and Class B Common Stock Voting
Together:
             Christopher Bancroft, Peter R. Kann and Leslie Hill.

PLEASE SIGN AND DATE ON REVERSE SIDE.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

This proxy when properly executed will be voted in the manner directed herein by           Please mark
the undersigned stockholder. If no direction is made, this proxy will be voted            your votes as  [X]
or Proposals 1(a), 1(b) and 2, and AGAINST Proposals 3 and 4.                              indicated in
                                                                                           this example

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR Proposals 1(a), 1(b) and 2, and AGAINST Proposals 3 and 4.
--------------------------------------------------------------------------------
                                               FOR    WITHHELD
1(a). Election of Directors by Common Stock.    [ ]     [ ]
(see reverse)

For, except vote withheld from the following nominee(s):

____________________________________________________

                                                                       FOR      WITHHELD
1(b). Election of Directors by Common Stock and Class B Common Stock.  [_]        [_]
and Class B Common Stock. (see reverse)


For, except vote withheld from the following nominees(s):

____________________________________________________

                           FOR    AGAINST    ABSTAIN
2. Approval of Auditors    [ ]      [ ]        [ ]
   for 1999.

3. Stockholder  Proposal   [ ]      [ ]        [ ]
   to establish cumulative
   voting in the election
   of directors.

4. Stockholder Proposal    [ ]      [ ]        [ ]
   to establish one-year
   terms for directors


Signature(s)__________________________________________ Date:______________,1999
NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator or trustee or for a corporation, please give your full title. For joint accounts, each owner must sign.

                             FOLD AND DETACH HERE